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                                                                     EXHIBIT 5.1

             OPINION AND CONSENT OF BROBECK, PHLEGER & HARRISON LLP


                                 August 16, 2001


Broadcom Corporation
16215 Alton Parkway
Irvine, California  92618

     Re: Broadcom Corporation Registration Statement on Form S-8

Ladies and Gentlemen:

     We have acted as counsel to Broadcom Corporation, a California corporation (the "Company"), in connection with the registration on Form S-8 (the "Registration Statement") under the Securities Act of 1933, as amended (the "Act"), of an aggregate of 205,425 shares of the Company's Class A Common Stock (the "Shares") issuable pursuant to (i) the KimaLink 2000 Equity Incentive Plan (the "KimaLink Plan") and (ii) the PortaTec Corporation Amended and Restated Stock Option/Stock Issuance Plan (the "PortaTec Plan").

     This opinion is being furnished in accordance with the requirements of Item 8 of Form S-8 and Item 601(b)(5)(i) of Regulation S-K.

     We have reviewed the Company's charter documents and the corporate proceedings taken by the Company in connection with the assumption of the KimaLink Plan and the PortaTec Plan and the options outstanding thereunder. Based on such review, we are of the opinion that if, as and when the Shares are issued and sold (and the consideration therefor received) pursuant to the provisions of the option agreements duly authorized under the KimaLink Plan or the PortaTec Plan and in accordance with the Registration Statement, such Shares will be duly authorized, legally issued, fully paid and nonassessable.

     We consent to the filing of this opinion letter as Exhibit 5.1 to the Registration Statement. In giving this consent, we do not thereby admit that we are within the category of persons whose consent is required under Section 7 of the Act, the rules and regulations of the Securities and Exchange Commission promulgated thereunder, or Item 509 of Regulation S-K.

     This opinion letter is rendered as of the date first written above and we disclaim any obligation to advise you of facts, circumstances, events or developments which hereafter may be brought to our attention and which may alter, affect or modify the opinion expressed herein. Our opinion is expressly limited to the matters set forth above and we render no opinion, whether by implication or otherwise, as to any other matters relating to the Company, the KimaLink Plan, the PortaTec Plan or the Shares.


                                           Very truly yours,


                                           /s/ BROBECK, PHLEGER & HARRISON LLP
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                                               BROBECK, PHLEGER & HARRISON LLP